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                                EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-67827) and related Prospectus of WellPoint Health Networks Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements of Cerulean Companies, Inc. included in Amendment No. 5 to the Registration Statement (Form S-4 No. 333-64955) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                         ERNST & YOUNG LLP


Atlanta, Georgia
May 24, 1999